Exhibit 26 (g) i. a1. 6.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter referred to as the “Reinsurer”)

As of the effective date of each Agreement, the Amendment Effective Date, the Accelerated Death Benefit Rider (ABR) will be              in the Agreements.

The Ceding Company              ABR:

1.	policies – .

2.	policies – .

The methods described above are            .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-9-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-9-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-9-13
Peter G. Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steve Najjar	Date:	August 2, 2013

Print name:	Steve Najjar

Title:	Executive Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Peter R Schaefer	Date:	August 2, 2013

Print name:	Peter R. Schaefer

Title:	President

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Exhibit

Effective Date of Agreement	Description	TAI Code	Reinsurer Treaty Number
4/1/2005	GUL/GVUL
4/1/2010	GUL/GVUL NY Only